EXHIBIT 99

Contact: Kori B. Beer Director, Corporate Communications ViroPharma Incorporated Phone (610) 321-6288

ViroPharma Announces Restructuring of Operations

Company will Focus on Clinical Development of CMV and HCV Product Candidates

Early Stage Research Substantially Discontinued

Exton, PA , January 20, 2004 – ViroPharma Incorporated (Nasdaq: VPHM) today announced that it has restructured its organization to focus its resources on the advancement and commercialization of later stage products, with the ultimate objective of accelerating the company’s path toward becoming a profitable pharmaceutical company.

As part of the restructuring, ViroPharma has substantially discontinued its early stage activities, including discovery research and most internal preclinical development activities. ViroPharma also made reductions in clinical development and general and administrative personnel. The company will complete certain discrete efforts related to its early stage programs in order to finalize the transition. Upon completion of these activities in mid-2004, ViroPharma will have reduced its workforce by approximately 70% overall. As a result of its restructuring, the company expects to have sufficient cash available at the beginning of 2004 to fund its current business operations and debt service requirements until at least the end of 2006. The company estimates that approximately $9 million of costs related to this restructuring will be included in ViroPharma’s first quarter 2004 operating results.

“We need to transform ViroPharma’s business so that we are better positioned to reach our goal of generating revenues, and then achieving profitability, sooner. We intend to build franchises within narrowly focused prescribing groups,” said Michel de Rosen, ViroPharma’s chairman and chief executive officer. “Initially we will focus on the transplant, hepatology and gastroenterology areas, using our clinical programs in cytomegalovirus (CMV) infections related to hematopoietic stem cell (bone marrow) transplantation, and hepatitis C, as foundations for that effort.”

“Building on the company’s recent focus on business development, which resulted in the in-licensing of maribavir from GlaxoSmithKline in August 2003 and the intranasal pleconaril option agreement with Schering Plough in November 2003, we intend to aggressively pursue products in late stage clinical development, and marketed products that are not currently promoted, to expand our current portfolio,” de Rosen stated. “The reduction in expenses anticipated by this restructuring should provide ViroPharma the flexibility to execute the planned development of our pipeline of antiviral programs, and consider new opportunities to expand our product portfolio.”

“This decision is extremely painful, yet necessary for us to accomplish our objective of transforming the company and accelerating our path toward becoming a profitable pharmaceutical company. In focusing our resources to achieve this objective, unfortunately we will no longer have roles for many of the outstanding individuals who have contributed significantly to this company. I wish to extend my heartfelt thanks to all my colleagues with whom I have had the pleasure of working. All of our colleagues affected by this restructuring will be sorely missed.”

ViroPharma’s discontinuation of its early stage activities requires the company to wind down its biodefense program in the coming months as part of the transition. ViroPharma also has ceased efforts to develop pleconaril for the treatment of serious or life-threatening diseases as part of its restructuring. The company will continue to conduct initial studies of an intranasal formulation of pleconaril for the treatment of the common cold under its option agreement with Schering-Plough. ViroPharma also will continue its HCV development efforts in its collaboration with Wyeth.

ViroPharma’s Product Portfolio:

Cytomegalovirus: In August 2003, ViroPharma licensed maribavir (1263W94) from GlaxoSmithKline. ViroPharma expects to initiate phase 1 clinical studies with maribavir in the first quarter of 2004, and phase 2 clinical trials in the second quarter of 2004. ViroPharma intends to advance maribavir initially for the prevention of CMV infections related to hematopoietic stem cell (bone marrow) transplantation. ViroPharma has rights to develop maribavir for other indications as well, including CMV infections related to solid organ transplantation.

Hepatitis C: ViroPharma and Wyeth are engaged in a collaboration to develop and commercialize antiviral compounds to treat hepatitis C (HCV). In collaboration with Wyeth, ViroPharma expects to initiate phase 1 studies in the first quarter of 2004 with its lead product candidate, and thereafter expects an additional product candidate to advance toward clinical trials.

Common Cold: ViroPharma is conducting a series of clinical studies designed to evaluate the antiviral activity, safety and other performance characteristics of the new intranasal pleconaril formulation for the treatment of the common cold. Results from these studies are scheduled to be available in mid-2004. Based on its assessment of the product’s performance in the characterization studies, Schering-Plough Corporation, under its option agreement with ViroPharma, has the option to trigger a full license agreement with ViroPharma under which it would assume responsibility for all future development and commercialization of intranasal pleconaril in the United States and Canada in exchange for a license fee, milestones and royalties.

Note to Investors:

ViroPharma will hold a teleconference call on Tuesday, January 20th at 2:30 P.M. (EST) to discuss the matters described in this press release. To participate in the call, please dial (800) 992-7413 (domestic) and (801) 303-7424 (international). After placing the call, please tell the operator you wish to join the ViroPharma conference call. Additionally, the conference call will be webcasted at:

http://www.irconnect.com/vphm/pages/webcast_20040120.mhtml

If you are unable to participate during the live web cast, the conference call will be archived at this same address for 30 days.

About ViroPharma Incorporated

ViroPharma Incorporated is committed to the development and commercialization of products that address serious diseases treated by narrowly focused prescribing groups. ViroPharma is currently focused on drug development activities in viral diseases including cytomegalovirus (CMV) and hepatitis C (HCV).

Certain statements in this press release contain forward-looking statements that involve a number of risks and uncertainties, including those relating to:

•	ViroPharma’s plans to focus on later stage opportunities in order to accelerate the company’s path toward becoming a profitable pharmaceutical company by generating revenues, and achieve profitability, sooner;

•	ViroPharma’s plans to build franchises in narrowly focused prescribing groups such as transplant, hepatology and gastroenterology;

•	ViroPharma’s plans to expand these franchises with the acquisition of additional products;

•	the schedule for anticipated near term events in ViroPharma’s CMV, HCV and intranasal pleconaril programs;

•	ViroPharma’s estimated costs related to the restructuring that ViroPharma expects to include in its operating results for the first quarter of 2004;

•	the sufficiency of the reduction in expenses anticipated by this restructuring to provide the financial resources required to execute the planned development of ViroPharma’s pipeline of antiviral programs, and pursue new research and development opportunities to expand its portfolio;

•	the sufficiency of ViroPharma’s cash available at the beginning of 2004 to fund its current business operations and debt service requirements until at least the end of 2006; and

•	whether Schering Plough will exercise its option to continue the development and commercialization of an intranasal formulation of pleconaril.

Our actual results could differ materially from those results expressed in, or implied by, these forward-looking statements. There can be no assurance that:

•	ViroPharma’s plans to focus on later stage opportunities in order to accelerate the company’s path toward becoming a profitable pharmaceutical company by generating revenues, and achieve profitability, sooner will be successful, or that ViroPharma will ever be able to generate revenues from product sales and become a profitable pharmaceutical company;

•	ViroPharma will be successful in building franchises in narrowly focused prescribing groups such as transplant, hepatology and gastroenterology;

•	ViroPharma will be able to expand these franchises with the acquisition of additional products;

•	ViroPharma will be able to achieve the development milestones for its CMV, HCV and intranasal pleconaril programs during the timeframes described in this press release, or at all;

•	ViroPharma’s actual restructuring costs will reflect its anticipated restructuring costs;

•	the reduction in expenses anticipated by this restructuring will provide sufficient financial resources to execute the planned development of ViroPharma’s pipeline of antiviral programs and pursue new research and development opportunities to expand its portfolio;

•	ViroPharma’s cash available at the beginning of 2004 will be sufficient to fund its current business operations and debt service requirements until at least the end of 2006; and

•	Schering Plough will exercise its option to continue the development and commercialization of an intranasal formulation of pleconaril.

ViroPharma’s shift in strategic direction away from early stage activities in order to focus on later stage opportunities, to build specific franchises relating to its current development programs, and to expand its product portfolio through the acquisition of later stage or commercial product opportunities, as a means to arriving at profitability sooner may not be successful. There are a variety of risks and uncertainties that the company faces in executing this strategy. ViroPharma will face intense competition in acquiring products to expand its product portfolio. Many of the companies and institutions that the company will compete with in acquiring products to expand its product portfolio have substantially greater capital resources, research and development staffs and facilities than ViroPharma has, and substantially greater experience in conducting business development activities. ViroPharma may not have sufficient resources to execute its plans, and its actual expenses over the period described in this press release may vary depending on a variety of factors, including: the cost of acquiring new product opportunities as a result of business development efforts; the actual cost of conducting clinical trials; the outcome of clinical trials in its CMV, HCV and intranasal pleconaril programs, and its resulting right to receive or obligation to pay milestone payments under collaborations relating to those programs; and the costs associated with ongoing litigation. Conducting clinical trials for investigational pharmaceutical products are subject to risks and uncertainties. There can be no assurance that planned clinical trials can be initiated, or that planned or ongoing clinical trials can be successfully concluded or concluded in accordance with ViroPharma’s anticipated schedule. The company may need additional financing in order to acquire new products in connection with its plans as described in this press release. ViroPharma’s outstanding convertible subordinated notes may make it more difficult for the company to raise additional financing. These factors, and other factors, including, but not limited to those described in ViroPharma’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

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